EXHIBIT 15.1
CONSENT OF ERNST & YOUNG

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the captions “Identity of Directors, Senior Management and Advisors”, “Selected Financial Data”, and “Statement by Experts” and to the use of our report dated February 15, 2008 (Except note 33, as to which the date is May 30, 2008) in the Registration Statement, on Form 20-F, of Ecopetrol S.A. dated September 12, 2008.

Ernst & Young

Bogota, Colombia
September 12, 2008
/s/Francisco J. Gonzalez R.
Francisco J. Gonzalez R.
Statutory Auditor
Professional Card 13442-T
Designated by Ernst & Young Audit Ltda. TR-530